UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2024

VIEWBIX INC.

(Exact name of registrant as specified in its charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: +972 73-391-2900

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2024, Viewbix Inc., a Delaware corporation (the “Company”), filed an Amendment to the Certificate of Incorporation of the Company (the “Amendment”) to effect a 1-for-4 reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Amendment became effective upon filing.

On June 9, 2024, the Company’s board of directors (the “Board”) unanimously approved, and on June 10, 2024, stockholders holding approximately 75.56% of the Company’s voting power, approved, by written consent, the Amendment, to implement a reverse stock split of the issued and outstanding shares of the Company’s Common Stock, by a ratio of not less than 1-for-3 and not greater than 1-for-6, without a corresponding decrease to the Corporation’s authorized shares of Common Stock, with the exact ratio of the Reverse Stock Split to be determined by the Board. On July 10, 2024, the Board determined that the exact ratio of the Reverse Stock Split is 1-for-4.

On July 15, 2024, upon the effectiveness of the Reverse Stock Split, every four (4) outstanding shares of the Company’s Common Stock were, without any further action by the Company, or any holder thereof, converted into, and automatically became, one (1) share of the Company’s Common Stock.

As a result of the effectiveness of the Amendment and the Reverse Stock Split, 18,839,686 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were converted into approximately 4,709,922 shares of the Company’s Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split were rounded up to the nearest whole share.

The Reverse Stock Split did not change the par value of the Common Stock or the number of authorized shares of Common Stock, which was 490,000,000 shares of Common Stock immediately prior to the effectiveness of the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Reverse Stock Split, the Company submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a notification form for processing the Reverse Stock Split on the OTC Markets, Inc, Pink Marketplace, the principal market of the Company’s Common Stock. The Company will file a Current Report on Form 8-K upon FINRA’s announcement of the effectiveness of the Reverse Stock Split on OTC Pink Marketplace.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation filed July 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: July 19, 2024